UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2008

Agilysys, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2255 Glades Road, Suite 425W, Boca Raton, Florida		33431
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(561) 999-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 28, 2008, Agilysys, Inc. (the "Company") entered into an Amendment and Extension Agreement (the "Extension Agreement") with Arthur Rhein, Chairman of the Board of Directors, President and Chief Executive Officer of the Company. The Extension Agreement amends and extends the Amended and Restated Employment Agreement between the Company and Mr. Rhein, effective as of December 23, 2005 (the "Employment Agreement"), which was included as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2005. The Extension Agreement sets forth the terms and conditions pursuant to which the Company will extend Mr. Rhein's employment as Chairman of the Board, President and Chief Executive Officer. The Extension Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Among other items, the following is a description of the material terms and conditions of the Extension Agreement:

- Mr. Rhein's employment term shall be extended from April 1, 2009 to March 31, 2010 (the "Extension Term") and may be thereafter extended upon mutual agreement of the parties.

- During the Extension Term, Mr. Rhein shall be compensated at the same base compensation as is applicable for the final year of his Employment Agreement, shall receive all benefits and perquisites and participate in all plans as provided in his Employment Agreement and shall participate in the Company's Annual Incentive Plan.

- Mr. Rhein shall be granted 70,000 restricted shares of the Company's common shares on April 1, 2009, which shall vest on March 31, 2010 based solely on the performance vesting terms applicable to "EVP LTIP Awards" as authorized and approved by the Compensation Committee of the Board of Directors on June 29, 2007. Such restricted shares shall be subject to forfeiture.

- The Company's Board of Directors may elect to terminate Mr. Rhein's employment at any time during the Extension Term, subject to continuation of his base and annual incentive compensation, and participation in all benefits, perquisites and plans as provided for in his Employment Agreement for the balance of the Extension Term, and the restricted shares granted under the Extension Agreement shall vest subject to satisfaction of any applicable performance conditions.

- If Mr. Rhein no longer holds the title of Chief Executive Officer of the Company during the Extension Term, he will not be entitled to the change-of-control benefits provided for in the Employment Agreement.

The Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 23, 2005 includes a description of the Employment Agreement.

The description of the Extension Agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the Extension Agreement filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Amendment and Extension Agreement between Agilysys, Inc. and Arthur Rhein, effective January 28, 2008.

99.1 Press Release, dated January 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agilysys, Inc.

January 30, 2008	By:	/s/ Rita A. Thomas

Name: Rita A. Thomas
Title: Vice President, Corporate Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment and Extension Agreement between Agilysys, Inc. and Arthur Rhein, effective January 28, 2008.
99.1	Press Release, dated January 30, 2008.